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                                                                       EXHIBIT 5


                                                                  March 26, 1997


Board of Directors
ML Life Insurance Company
  of New York
100 Church Street, 11th Floor
New York, New York 10080-6511

Ladies and Gentlemen:


In my capacity as General Counsel of ML Life Insurance Company of New York ("Company"), I have supervised the preparation of Post-Effective Amendment No. 6 to the registration statement on Form S-1 (File No. 33-60288) for the ASSET I modified guaranteed annuity contract ("Contract") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.


I am of the following opinion:

        (1) The Company was organized in accordance with the laws of the State of New York and is a duly authorized stock life insurance company under the laws of New York and the laws of those states in which the Company is admitted to do business;

        (2) The Company is authorized to issue the Contracts in those states in which it is admitted and upon compliance with applicable local law;

        (3) The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the prospectus contained in said registration statement.

                                          Sincerely,

                                          /s/ Barry G. Skolnick

                                          Barry G. Skolnick
                                          Senior Vice President and
                                          General Counsel